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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

                      For Registration of Certain Classes
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                       Community Independent Bank, Inc.
                (Name of Small Business Issuer in its Charter)

Pennsylvania                                                23-2357593
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

201 North Main Street
Bernville, Pennsylvania                                      19506
(Address of principal executive offices)                     (zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a current registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                Name of each exchange on which
          to be so registered                each class is to be registered

     Common Stock, $5.00 par value           American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
                        None.



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Item 1. Description of Registrant's Securities to be Registered

        For a description of the shares of common stock, par value $5.00 per share, of Community Independent Bank, Inc., being registered hereunder, as required by Item 202 of Regulation S-B, and in accordance with Instructions to
Item 1 of Form 8-A, please see Part I, Item 8 of Community Independent Bank Inc.'s Form 10-SB/A, as filed with the SEC on April 24, 1998 (effective May 12,
1998), Registration File No. 000-29658, which Item is hereby incorporated herein by reference.

Item 2. Exhibits

        None. (1)

(1) The following exhibits have been filed with the American Stock Exchange. Pursuant to instructions as to Exhibits of Form 8-A, such exhibits are not filed with, nor incorporated by reference in this registration statement as filed with the Commission:

        1. SEC Registration Statement of Community Independent Bank, Inc. on Form 10-SB/A, effective May 12, 1998

        2.      Annual Report to shareholders for fiscal year ended December 31,
                1997

        3. Articles of Incorporation and Bylaws of Community Independent Bank, Inc.

        4.      Specimen of Common Stock of Community Independent Bank, Inc.

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      COMMUNITY INDEPENDENT BANK, INC.

                                      July 20, 1998


                                      By: /s/ Arlan J. Werst
                                          ------------------------------
                                          Arlan J. Werst
                                          President and Chief Executive Officer